Exhibit 10.4

Addendum to

PROMISSORY NOTE

On or about February 1, 2014, Smack Sportswear., a Nevada corporation (the “Payor”) and Frank Gillen (the "Holder") entered into a “Promissory Note" for EIGHTY THREE THOUSAND SIX HUNDRED DOLLARS ($83,600) due by January 31, 2016, along with accrued interest.

Both Parties have agreed to amend original Promissory Note as follows:

1  The Promissory Note can be increased, from time-to-time to $150,000. In other words, the Promissory Note becomes a line of credit where the Payor can borrow up to $150,000 from the Holder, at the same terms, prior to January 31, 2016..

2.            The amount owing on Promissory Note is now $93,600, which represents a payment by the Holder to the Law Offices of Thomas C. Cook, Ltd. for $10,000 in legal services on behalf of the Payor.

3.            As a point of clarification, Valois Properties LLC, a note holder on the Smack Sportswear financials, is a single member LLC solely owned and managed by Frank Gillen. On or about December 31, 2012, Valois Properties LLC ceased to exist, and all assets and liabilities owned by Valois Properties LLC were transferred to name Frank Gillen. Frank Gillen, personally, is now owed any monies an interest owed to Valois Properties LLC by Smack Sportswear.

This addendum, executed on or about February 12, 2014, only modifies the terms listed above, it does not modify any of the other terms in the Promissory Note.

Smack Sportswear
Payor

/s/ Bill Sigler
Bill Sigler                                                    Date
Chief Executive Officer

Holder

/s/ Frank Gillen
Frank Gillen                                                Date

Smack Sportswear
Citibank Disbursement Approval Procedure

I.  Background

Smack Sportswear has a separate account with Citibank that will be used for the loan advance payments to cover the 6-month plan. It has been agreed that EVERY dollar disbursed from the Citibank account will be preapproved by Mr. Frank Gillen, Mr. Bill Sigler and Mr. Tom Mercer, prior to disbursement. In order to establish controls on the Citibank account, Smack Sportswear adopts an accountable disbursement policy.

II.        Introduction

a.                  Issue disbursement(s) only for those business expenses that SmackSportswear can substantiate as to the date, amount, and business nature of each expense.  and;

b.        This Disbursement Approval Procedure is intended to help Smack Sportswear staff and coworkers file a check request properly, to receive the reimbursement check without delay, and to make necessary purchases within the budget. It is the responsibility of Smack Sportswear staff and coworkers to ensure that every Smack Sportswear-related purchase fully complies with general accounting practices. A payment may have to withheld if the required documents are not submitted, or if the purchase does not qualify as related to Smack Sportswear business.

III.        Who can file a check request?

Smack Sportswear staff, coworkers and anyone who conducts a business transaction for the Smack Sportswear or on behalf of the Smack Sportswear may file a check request as a requester. However, Mr. Frank Gillen, Mr. Bill Sigler and Mr. Tom Mercer, jointly have right to approve, verify, adjust, or reject the amount or the good(s) stated on the request form. Payment will not be made if either Mr. Frank Gillen, Mr. Bill Sigler or Mr. Tom Mercer decline to approve the request.

IV.        To make a purchase

It is highly recommended for the requester to always check with the Department Head before filing a request to ensure there is a budget for the purchase. To make a purchase, the requester must complete all the information, and acquire the required signatures of Mr. Frank Gillen, Mr. Bill Sigler and Mr. Tom Mercer to receive pre-approval before making the purchase.

V.      Disbursement approval procedure

To file a disbursement approval request, the requester must obtain prior approval from Mr. Frank Gillen, Mr. Bill Sigler and Mr. Tom Mercer, jointly, and follow the instructions.

Agreed to and approved by:

/s/ Frank Gillen
Frank Gillen                                                Date

/s/ Bill Sigler
Bill Sigler                                                    Date

/s/ Tom Mercer
Tom Mercer                                               Date